STATE OF SOUTH CAROLINA	)
	)	COMMERCIAL LEASE
COUNTY OF BEAUFORT	)

        THIS COMMERCIAL LEASE, made as of the 9th day of August, 2006, by and between MB Partners, LLC, a South Carolina limited liability company (hereinafter referred to as the “LANDLORD”) and Atlantic Community Bank (hereinafter collectively referred to as the “TENANT”).

        NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter specified, the parties agree to the following specific terms and conditions of this Commercial Lease Agreement.

ARTICLE I
GRANT AND TERM

        1.01 Leased Premises. The LANDLORD hereby leases to the TENANT and the TENANT hereby takes and rents from the LANDLORD the property located and described as: a commercial unit in a condominium office building of approximately 1600 gross square feet, driveways, parking areas, and open spaces known as Unit 108, The Executive Center Horizontal Property Regime, Hilton Head Island, South Carolina 29926, which property is more particularly described on Exhibit “A” attached hereto and incorporated herein (hereinafter referred to as the “Leased Premises”).

        TENANT shall upfit the Leased Premises to operate as bank facility. TENANT’s construction includes all trade fixtures, furniture, furnishings, fixtures, all approved signage, any special equipment and other items necessary for TENANT’s business, including but not necessarily limited to, the items outlined on Exhibit “B” (“TENANT’s Work”).

        1.02 Term. The term of this Lease shall commence on August 1, 2006 and the Lease shall end on the last day of the 120th month thereafter (July 31, 2016), unless sooner terminated in accordance with the provisions contained herein.

        1.03 Extensions. TENANT shall have an opportunity to extend the term of this Lease for two (2) additional terms of ten (10) years each by providing written notice to LANDLORD of its intention to do so no later than one hundred and twenty (120) days prior to the expiration of the original Lease term or each renewal term, as the case may be. The terms and conditions of this Lease shall apply to any such renewal term and the Base Rent shall continue to be escalated as referenced below.

ARTICLE II
RENT

        2.01 Base Rent/Escalation. During the term of this Lease, TENANT covenants and agrees to pay to LANDLORD, at LANDLORD’s office or at such other place as LANDLORD may designate, annual Base Rent in the following amounts:

    (a)        From commencement of the Lease (the “Commencement Date”) to the second anniversary date of the Commencement Date, the Base Rent shall be TWENTY FOUR THOUSAND AND 00/100 DOLLARS ($24,000.00) per year payable in monthly installments of TWO THOUSAND AND 00/100 ($2,000.00).

    (b)        At the end of the second year of the initial term, and the end of each subsequent two (2) year period of the initial term and of any renewal term of this Lease (each said two year period being hereafter called an “Adjustment Period”), the Base Rent shall be increased by the cumulative percentage increase in the applicable Consumer Price Index. The adjustment shall be the greater of: (i) the Base Rent; or (ii) the Base Rent, increased or decreased by 100 percent (100%) of the change in the Consumer Price Index for All Urban Consumers, U.S. Cities, All Items (1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (the “Index”), over the previous Adjustment Period (for purposes of this subsection the “Adjusted Base Rent”). This periodic adjustment shall be computed by multiplying the Base Rent by a fraction whose numerator shall be the Index for the third month prior to the expiration of each Adjustment Period and whose denominator shall be 1998 (March 2006). Notwithstanding anything to the contrary stated herein, there shall not be any decrease in the Base Rent during the term of the Lease. By way of example, assuming:

(1) Base Rent equals $24,000.00 per year; and

(2) Index for the third month prior to the expiration of the initial Adjustment Period equals 201.4; and

(3) The calculation to determine the Adjusted Base Rent for the next Adjustment Period would be:

                    $24,000.00 x 201.4 = $24,192.20
                                          199.8

(4) The Base Rent for the nest Adjustment Period would be $24,192.20.

        (NOTE: the above is hypothetical for illustration purposes only).

        The LANDLORD shall notify TENANT of the Adjusted Base Rent, in writing, prior to the commencement of the succeeding Adjustment Period, provided, however, failure of LANDLORD to so notify the TENANT in writing of the Adjusted Base Rent shall not waive LANDLORD’s right to collect said Adjusted Base Rent nor waive TENANT’s obligation to pay same.

        In the event that the Index ceases to be published during the term of this Lease or if a substantial change is made in the means of establishing such Index, then the figure upon which Adjusted Base Rent is to be calculated shall be an index selected by LANDLORD which would have resulted in a similar figure assuming no termination or change in the method of establishing the Index had been made.

        2.02 Payment. All rent installments are due and payable on the 1st day of each month in advance. The rent herein shall be paid to the LANDLORD without notice or demand and without abatement, deduction, counterclaim or setoff.

        2.03 Additional Rent. In addition to the Base Rent, TENANT shall pay as “Additional Rent” during the term of this Lease and any extension or renewal thereof, any and all sums of money or charges required to be paid by TENANT under the terms of this Lease, whether designated Additional Rent or not. Such amounts, if not paid when due, shall be collectible as additional rent with the next installment of Base Rent thereafter falling due and otherwise subject to all provisions of this Lease and of law as to default in the payment of rent. It is the intent of this Lease that the Lease shall be a “triple net lease” with all costs and expenses of the LANDLORD relative to the Leased Premises, to be paid by the TENANT either directly or via reimbursement to LANDLORD. As examples of such costs and without limiting the generality of the foregoing, the following sums shall be payable as “Additional Rent”.

(a) All costs and expenses of operation, maintenance, repair and replacement of the Leased Premises, including heating, cooling, lighting, cleaning, painting, policing, trash removal and security.

    (b)        Cost and expense of inspecting and servicing of machinery and equipment used in the operation and maintenance of the Leased Premises, including, but not limited to equipment, signage, and personal property taxes and other charges used in connection with such equipment.

    (c)        In general, all costs, expenses and obligations of every kind directly relating to the Leased Premises, including but not limited to repairs, replacements, etc., which may arise or become due during the Term of this Lease.

    (d)        All taxes (excluding any estate or income taxes of LANDLORD that may be incurred as a result of ownership of the Leased Premises) assessed or imposed at any time by any city, county or state government upon or against the Leased Premises and or the land of which the Leased Premises form a part, together with any other assessments or charges applicable to the Leased Premises. In the event of a reassessment of the Leased Premises by the local County taxing authorities, the LANDLORD shall be obligated for any retroactive tax increase for any period prior

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to the commencement date of this Lease, and TENANT shall be obligated for any retroactive increase from the Commencement Date of this Lease.

    (e)        All regime fees and assessments imposed by The Executive Center Horizontal Property Regime (the “Regime”) and/or The Executive Center Owners’ Association pursuant to the “Master Deed” defined below in Section 17.11;

    (f)        Insurance, including liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, theft and other casualties, insurance against liability for defamation and claims of false arrests occurring in or about the Leased Premises, and plate glass insurance; and

(g) Management fees incurred by LANDLORD in an amount not to exceed five percent (5%) of Base Rent.

        2.04 Payment of Additional Rent. At Landlord’s option, LANDLORD may provide TENANT a statement of estimated charges payable by TENANT under Section 2.03 for the Lease Year in question, which estimated charges shall be payable in equal monthly installments in advance, subject to adjustment in accordance with the term of this subparagraph. As an alternative, as these costs may be incurred, Landlord may present the costs directly to Tenant for payment or reimbursement. All payments must be made by Tenant with the next monthly installment of rent so long as Tenant has received at least 20 days notice of the request. Whenever the correct amount of an item shown on any such statement shall be known, appropriate adjustment shall be made by LANDLORD’s increasing or decreasing TENANT’S subsequent payments, by giving TENANT a credit against subsequent rent, or a refund; if during any Lease Year or part thereof LANDLORD shall not have delivered to TENANT the statement mentioned herein, TENANT shall continue to pay the LANDLORD the sum as payable for the immediate preceding Lease Year until the statement of the then current Lease Year shall have been delivered at which time the monthly payments by TENANT shall be adjusted. LANDLORD will maintain, or cause to be maintained, complete and accurate records of accounts in such manner and detail so as to provide a proper basis for analysis of the statements to be furnished by LANDLORD. TENANT or its authorized representatives shall have the right to examine said accounts and records during regular business hours for the purpose of verifying the information set forth and any such statement provided that written request for such inspection is made by TENANT within one hundred eighty (180) days after receipt of such statement. The Additional Rent for the first year of the initial term of the Lease shall be FOUR AND 40/00 DOLLARS ($4.40) per square foot ($586.60/month).

        2.05 Fulfilment of Tenant Duties by Landlord. In the event that the LANDLORD decides, in its sole discretion, to pay or perform any of the requirements and duties of the TENANT hereunder, the cost of such shall be considered as Additional Rent and shall immediately become due and payable in full upon payment therefor by LANDLORD.

ARTICLE III
USE AND OCCUPATION

        3.01 Permitted Uses. During the term of this Lease, the portion of the Leased Premises occupied by TENANT is intended to be used and occupied as a banking facility with all ancillary banking and financial services but in lieu of such use, may be used for general office purposes. The TENANT and any sublessee shall not use the Leased Premises for any purpose or in violation of any law, municipal ordinance or regulation or of the Master Deed and applicable regulations and by-laws. TENANT shall use and occupy the Leased Premises in a careful, safe and proper manner and shall keep the Leased Premises in a clean and safe condition in accordance with this Lease and local ordinances and the lawful directions of proper public officers. TENANT shall not use, nor permit the Leased Premises to be used, for any purpose other than as specified herein and shall not use nor permit the Leased Premises to be used for any unlawful, disreputable or immoral purpose or in any way that will injure the reputation of the Regime area, nor permit the Leased Premises to be occupied in whole or in part by any other person, except as otherwise provided herein.

        3.02 Acts of Tenant. TENANT agrees that it will not do or keep anything in or about the Leased Premises which will contravene LANDLORD’S policies insuring against loss or damage by fire or other hazards or which will prevent LANDLORD from procuring such policies with companies acceptable to LANDLORD.

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        3.03 Exterior Alterations. TENANT shall not change the color or type of paint, stain or other finish or covering on any part of the exterior of the Leased Premises, or otherwise change the architectural treatment thereof without the LANDLORD’s consent, which consent shall not be unreasonably withheld. TENANT shall remove promptly upon notice from LANDLORD any paint or any such decoration or alteration of the architectural treatment which has been applied or installed without LANDLORD’S prior written approval, or will take such other action with reference thereto as LANDLORD may direct. Landlord will respond to any requests of Tenant within a reasonable time frame.

        3.04 Signage. TENANT shall not place, erect nor maintain on the doors, or on any exterior surface of the PREMISE, or in any vestibule, or anywhere outside of the Leased Premises, any sign, lettering, decoration, or advertising, except such sign(s) as may be permitted or required by LANDLORD. LANDLORD’s approval here shall not be unreasonably withheld. TENANT shall, at its expense, maintain such permitted or required sign(s) in a good state of repair and, upon vacating the Leased Premises, TENANT agrees to remove all signs and to repair all damage caused by such removal.

        3.05 No Waste. TENANT shall permit no waste, damage or injury to the Leased Premises and TENANT agrees to initiate and carry out a program of regular maintenance and repair of the Leased Premises, including the painting and/or refinishing of all areas of the interior, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the Leased Premises in attractive condition.

ARTICLE IV
MAINTENANCE

      4.01 Maintenance and Repair.

    (a)        TENANT shall, at its own cost and expenses, keep the Leased Premises clean, maintaining suitable receptacles for trash and refuse, and removing from the Leased Premises all accumulations of trash and refuse.

    (b)        TENANT covenants and agrees that it shall, during the term of this Lease and all renewals thereof, at its own expense, make any and all repairs necessary and appropriate in order to keep the Leased Premises in good working order and condition, including, but not necessarily limited to, the plumbing, HVAC, window glass, fixtures, and all other appliances and their appurtenances, all equipment used in connection with the Leased Premises. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, shall be made promptly as and when necessary. All repairs and replacements shall be quality and class at least equal to the original work. If TENANT refuses or neglects to commence to complete repairs promptly as needed, and adequately, and after no less than thirty (30) days’ prior written notice to TENANT to do so, LANDLORD may, but shall not be required to do so, make or complete said repairs and TENANT shall pay the cost thereof to LANDLORD upon demand, such costs shall be considered an Additional Expense.

    (c)        During the term of this Lease and all renewals thereof TENANT shall maintain a regular HVAC service contract and shall provide evidence of same to LANDLORD upon request. Copies of the service reports shall be provided to LANDLORD on a regular basis.

ARTICLE V
ALTERATIONS

        5.01 Alterations. The TENANT shall not have the right to make structural alterations or improvements to the Leased Premises, (including the remodeling of the Leased Premises) without obtaining prior written approval of the LANDLORD and the Regime. All alterations, decorations, additions and improvements made by the TENANT, whose removal shall not damage the Leased Premises or the building shall be the property of the TENANT and the TENANT shall be entitled to remove such items on the expiration of this Lease or any renewal thereof. All alterations, additions and improvements made by the TENANT, which are permanent in nature or whose removal would damage the Leased Property, shall become the property of the LANDLORD.

        5.02 Tenant’s Work. TENANT shall fully equip the Leased Premises with personal property necessary for the completion of the Leased Premises and the proper operation of TENANT’S business. All such items installed by TENANT shall be of first class quality. TENANT shall not do any construction work or alterations, nor shall TENANT install any equipment other than routine office equipment without first

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obtaining LANDLORD’S written approval of the plans and specifications therefor. The approval by LANDLORD of such plans and specifications shall not constitute the assumption of any liability on the part of LANDLORD for their accuracy or their conformity with Building Code requirements, and TENANT shall be solely responsible for such plans and for all permits. If there are any structural changes made as part of TENANT’S WORK, TENANT shall take care to assure that all roof supports are fully protected. The approval by LANDLORD of TENANT’S plans and specifications shall not constitute a waiver byLANDLORD of the right to thereafter require TENANT to amend the same to provide for omissions therein later discovered by LANDLORD. TENANT shall not commence any such work without first delivering to LANDLORD a certificate evidencing public liability and property damage insurance of the type and with the limits set forth in Article VI hereof.

        5.03 No Liens. TENANT will not permit to be created nor to remain undischarged any lien, encumbrance or charge (arising out of any work of any contractor, mechanic, laborer or materialmen or any mortgage, conditional sale, security agreement or chattel mortgage, or otherwise) which might be or become a lien or encumbrance or charge upon the Leased Premises or any part thereof or the income therefrom, and TENANT will not suffer any other matter or thing whereby the estate, right and interest of LANDLORD in the Leased Premises or any part thereof might be impaired. If any lien or notice of lien on account of an alleged debt of TENANT or any notice of contract by a party engaged by TENANT or TENANT’S contractor to work on the Leased Premises shall be filed against the Leased Premises or any part thereof, TENANT, within thirty (30) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If TENANT shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, LANDLORD may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event LANDLORD shall be entitled, if LANDLORD so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interests, costs and allowances. Any amount so paid by LANDLORD and all costs and expenses, including attorney fees, incurred by LANDLORD in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of LANDLORD’S making of the payment or incurring of the cost and expense, shall constitute Additional Rent payable by TENANT under this Lease and shall be paid by TENANT to LANDLORD on demand. Nothing herein contained shall obligate TENANT to pay or discharge any lien created by LANDLORD.

ARTICLE VI
INDEMNITY AND INSURANCE

        6.01 Tenant Indemnification of Landlord. The TENANT shall indemnify the LANDLORD and save it harmless from and against any and all claims, common actions, damages, liabilities, and expenses in connection with loss of life, personal injury and/or damage to the property arising from the occupancy or use by the TENANT of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the TENANT, subtenants, successors, assigns, guests, invitees, or agents of the TENANT. The TENANT shall also pay all costs, expenses and reasonable attorney fees that may be incurred or paid by the LANDLORD in enforcing the covenants and agreements of this Lease.

        6.02 Insurance. In addition to other security and insurance provided herein, TENANT shall maintain in force, the following insurance:

    (a)        Fire and Extended Coverage. Loss or damage by fire, flood, wind and hail and other risk to the Leased Premises and to the personal property, leasehold improvements, furniture, fixtures, and other items of personal property located within the Leased Premises as may be included in the broadest form of extended coverage insurance from time to time available in amounts sufficient to prevent the LANDLORD or the TENANT from being a co-insurer within the terms of the applicable policies and, in any event, in an amount not less than the full insurable value;

    (b)        Comprehensive Insurance. Comprehensive public liability insurance in an amount of at least $1,000,000 for any occurrence and $2,000,000 in the aggregate resulting in bodily or personal injury to or the death of a person or persons and consequential damage arising therefrom;

(c) Business Interruption Insurance. Business interruption insurance to protect the earnings that would have been enjoyed had no interruption occurred in amounts acceptable to

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LANDLORD, and including coverage from damage resulting from fire, lightning, explosion, earthquake, water or the elements, and accidental injury or damage to equipment.

(d) Workers Compensation. Worker’s compensation insurance as required by law and employees’ insurance.

        In order to maintain the same level of coverage that will exist at the commencement of this Lease, the amounts and types of coverage called for herein shall be subject to review by the LANDLORD at the end of each two year period following the commencement date and be increased or extended if appropriate, to provide that the amounts and types of coverage shall be at least equal to the amounts and types of coverage carried by prudent owners and operators of properties similar to the building in this lease.

        For all of the insurance referenced in Section 6.02, TENANT agrees to pay all premiums thereof and, not less than five (5) days prior to the commencement date of this Lease, to deliver certificates thereof to LANDLORD, and the failure to do either shall permit LANDLORD, at its option, to procure such insurance and pay the required premiums, which payment shall be due as Additional Rent to LANDLORD with the next monthly installment of rent, or to terminate this Lease. Each insurer hereunder shall agree by endorsement that it will give LANDLORD thirty (30) days’ prior written notice before such policies shall be altered or cancelled. For the insurance obtained by LANDLORD pursuant to Section 6.02, if any, the premiums thereof shall be treated as Additional Rent as described in Section 2.03.

        6.03 LANDLORD and all mortgagees shall be named additional named Insureds on all policies required by this Lease. TENANT agrees to adhere to any other such insurance requirements set forth by any lender or mortgagee of LANDLORD to which this Lease is subordinate.

ARTICLE VII
UTILITIES, TAXES, ETC.

        7.01 Utilities. The TENANT shall be solely responsible for and shall promptly pay all charges on the Leased Premises for electricity and all other utilities, and shall indemnify the LANDLORD against any liability or damage on such account. The LANDLORD shall not be liable or responsible for any interruption of any utility or other service, including but not limited to the heating and air conditioning system, or interruption in the connection with the making of repairs, or improvements on the building or on the Leased Premises, unless caused by LANDLORD’s gross negligence or willful misconduct.

        7.02 Taxes. The Parties agree that all Beaufort County taxes, Regime assessments, subject to the Additional Rent reimbursement provisions of Section 2.03 above, shall be promptly paid by LANDLORD so that the TENANT can peacefully enjoy the use of the Leased Premises.

        7.03 Pest Control. During the term of this Lease TENANT shall maintain a regular (not less than quarterly) pest inspection service at its own cost and expense and shall provide to LANDLORD, on an annual basis, a CL-100 form. If there are any repairs called for by said CL-100 form, TENANT shall be responsible for making said repairs commencing within sixty (60) days from the date of the receipt of the report, and thereafter diligently proceeding to complete same. Such report is due on the anniversary date of the Lease each year.

        7.04 HVAC Service. During the term of this Lease TENANT shall maintain a regular HVAC service contract and shall provide evidence of same to LANDLORD upon request. Copies of the service reports shall be provided to LANDLORD on a regular basis.

ARTICLE VIII

ASSIGNING AND SUBLETTING

        8.01 Assignment. The TENANT shall not assign this Lease in whole or in part without the LANDLORD’S prior written consent, which consent shall not be unreasonably withheld. In the event of any such assignment of this Lease, the TENANT shall remain liable for any and all liability arising or occurring under this Lease after the date of such assignment. Notwithstanding the foregoing, it is understood that TENANT may assign this Lease without the consent of LANDLORD, upon thirty (30) days notice to LANDLORD, to a parent, subsidiary, or affiliate of TENANT or to an entity which acquires TENANT’s assets via a stock acquisition, merger or other method. LANDLORD will grant its consent to the assignment of the Leased Premises by TENANT to any of its affiliates such as other TENANT-owned businesses which

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may pay rent to TENANT in exchange for using the Leased Premises so long as such use is consistent with the primary uses as defined in this Lease provided that all subtenants comply with the terms and conditions of this Lease. TENANT shall provide to LANDLORD all relevant information on any sub-tenants, including, upon request, a copy of the sub-lease.

        8.02 Subletting of Unoccupied Areas. TENANT shall not be allowed to sublet any the portion of the Leased Premises it does not occupy without prior written consent of LANDLORD which consent shall not unreasonably be withheld. In such event, LANDLORD shall have the right to receive a copy of the Sublease and to approve the form of Sublease.

        8.03 LANDLORD Assignment. In the event of a sale, assignment or transfer by LANDLORD of its interest in the Leased Premises to a successor-in-interest who expressly assumes the obligations of LANDLORD hereunder, the present LANDLORD shall thereupon be released or discharged from all of its covenants and obligations hereunder, except as to any such obligations as shall have accrued prior to any such sale, and TENANT agrees to look solely to such successor-in-interest of LANDLORD for performance of such obligations. The LANDLORD’s assignment of the Lease or any or all of its rights herein shall in no manner affect TENANT’s obligations hereunder. TENANT shall thereafter attorn and look to such assignee as LANDLORD provided TENANT has first received written notice of such assignment of LANDLORD’s interest along with the name, address, telephone number and contact person of such successor-in-interest.

ARTICLE IX
DESTRUCTION OF THE LEASED PREMISES

        9.01 Destruction. Should the Leased Premises be so damaged by fire or other cause that rebuilding or repairs cannot be completed within three hundred and sixty (360) days from the date of the fire or other cause of damage, then LANDLORD may terminate this lease, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within three hundred and sixty (360) days, the LANDLORD covenants and agrees to make such repairs with reasonable promptness and dispatch. So long as the business interruption insurance provides for continued payments to LANDLORD, Rent shall abate for such time as the building is untenantable and the TENANT covenants and agrees that the terms of this Lease shall not be otherwise affected.

ARTICLE X
EMINENT DOMAIN

        10.01 Eminent Domain. If the whole of the Leased Premises shall be taken by any public authority under the power of Eminent Domain, or sold under threat of such proceedings to condemn, then this Lease shall cease from the time when possession is taken by such public authority and the rent shall be paid up to that date. The LANDLORD shall make proportionate refund such rent as may have been paid in advance. If any part of the Leased Property shall be so taken as to render the remainder thereof completely unusable for the purposes for which the Leased Property was leased, then the LANDLORD and the TENANT shall each have the right to terminate this Lease on Thirty (30) days notice to be given the other within Ninety (90)days after the date of such taking.

        10.02 Compensation in Event of Taking. All compensation awarded or paid upon such a total or partial taking of the Leased Property as shall be attributable to the Leased Property owned by the LANDLORD shall belong to and be the property of the LANDLORD without any participation by the TENANT; provided, however, that nothing contained herein shall be construed to preclude the TENANT from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of the building, any improvements thereto, or the loss of business, or depreciation to, damage to, or cost of removal of, or the value of trade fixtures, furniture, and other personal property belonging to the TENANT.

ARTICLE XI
DEFAULT OF TENANT

        11.01 Events of Default. Upon the occurrence of any one or more of the following events, and the expiration of the applicable period herein provided for the curing of such event, without notice, if no notice is required, or with the required notice, then there shall be an “Event of Default”:

(a) If TENANT takes advantage of any debtor relief proceeding whereby the rent or any part thereof is, or is proposed to be, reduced or deferred.

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    (b)        If TENANT is adjudicated insolvent or bankrupt in an involuntary proceeding or if a receiver or trustee is appointed in such proceeding and such receiver is not removed within sixty (60) days after appointment.

(c) If TENANT makes an assignment for the benefit of creditors or takes any action under any voluntary insolvency or bankruptcy act.

(d) If any liens are attached against TENANT’s equipment and furnishings on or in the Leased Premises and are not satisfied or dissolved within thirty (30) days.

(e) If TENANT does not make payment of any installment of rent or any other sum to be paid by TENANT hereunder within five (5) business days of written notice of nonpayment.

    (f)        If TENANT fails in the performance of any of the other covenants or conditions hereof and fails to cure such non-performance, and TENANT fails to cure such violation within twenty (20) business days after the receipt of written notice from LANDLORD specifying the nonperformance, or if the default cannot reasonably be cured within twenty (20) days, and if TENANT has undertaken to cure such default, such cure period shall be extended, but in no event longer than sixty (60) days.

    (g)        If TENANT, violates any environmental law, regulation, health or safety statute, ordinance, code relating to or imposing liability or standards concerning or in connection with hazardous material, and TENANT fails to cure such violation within twenty (20) business days after the receipt of written notice from LANDLORD specifying the non-performance, or if the default cannot reasonably be cured within twenty (20 days, and if TENANT has undertaken to cure such default, such cure period shall be extended, but in no event longer than sixty (60) days.

        11.02 LANDLORD's Remedies Upon an Event of Default. Upon the occurrence of any Event of Default, the LANDLORD may:

    (a)        Enter the Leased Premises to cure a non-monetary default by TENANT and add the cost of such cure, with interest at the rate of eighteen percent (18%) per annum, to the amount of the next monthly installment of the annual Base Rent to be paid by the TENANT hereunder, but it is expressly agreed that such curing shall not be deemed a waiver or release of such default.

    (b)        Cancel and terminate this Lease on not less than fifteen (15) days prior written notice to TENANT, and on the date specified in such notice. TENANT shall then quit and surrender the Leased Premises to LANDLORD, but TENANT shall remain liable as herein provided. Upon such cancellation and termination, LANDLORD may at any time thereafter resume possession of the Leased Premises by any lawful means, with or without legal process, and remove TENANT and its effects and hold the Leased Premises as if this Lease had not been made.

    (c)        LANDLORD may re-enter the Leased Premises without terminating this Lease and prepare the Leased Premises for reletting and may occupy or relet the Leased Premises or any part thereof as agent of TENANT or otherwise for a term or terms to expire prior to, at the same time as, or subsequent to the expiration of the term of this Lease at LANDLORD’s option and receive the rent therefor, applying the same first to the payment of such reasonable expenses as LANDLORD may have incurred in connection with such resumption of possession, preparing for reletting and reletting, including brokerage and reasonable attorney’s fees, and then to the payment of damages in amounts equal to the rentals remaining due hereunder and to the reasonable cost and expense of performance of the other covenants of the TENANT. The TENANT agrees, whether or not the LANDLORD has relet, to pay to the LANDLORD damages equal to the remaining installments of rent payable hereunder and all other sums herein agreed to be paid by the TENANT, less the proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by the TENANT on the several rental payment dates specified herein for the remainder of the term. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. The TENANT hereby waives all right of redemption to which the TENANT or any person claiming under it might be entitled by any law now or hereafter in force.

(d) If any rental payments are more than five (5) days late, LANDLORD shall have the option of assessing a late charge penalty of five percent (5%) of the amount of the rental payment.

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This late charge is optional and is not to be construed as limiting LANDLORD’s options under the default provisions of this Lease as described hereinabove.

    (e)        TENANT hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided TENANT, for and on behalf of itself and all persons claiming through or under TENANT (including any leasehold mortgagee or other creditor), also waives any and all right of redemption or re-entry or repossession in case TENANT shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by LANDLORD or in case of any expiration or termination of this Lease. The terms “enter,” “re-enter,” “entry” or “reentry” as used in this Lease are not restricted to their technical legal meanings.

    (f)        No failure by LANDLORD to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by TENANT, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by LANDLORD. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

    (g)        In the event of any breach or threatened breach by TENANT of any of the agreements, terms, covenants or conditions contained in this Lease, LANDLORD shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

    (h)        If TENANT shall, at any time, be in default hereunder, and if LANDLORD shall deem it reasonable, in its sole discretion, to engage legal counsel to enforce or protect LANDLORD’s rights hereunder, TENANT shall be obligated to reimburse LANDLORD for the reasonable expenses incurred thereby, including, but not limited to, court costs and reasonable attorney fees actually incurred, both at trial and on appeal.

    (i)        Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by LANDLORD of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, LANDLORD shall have no claim for, nor right to receive, any special, consequential or punitive damages, all of which are hereby waived by the LANDLORD.

        11.03 TENANT hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided TENANT, for and on behalf of itself and all persons claiming through or under TENANT (including any leasehold mortgagee or other creditor) , also waives any and all right of redemption or re-entry or repossession in case TENANT shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by LANDLORD or in case of any expiration or termination of this Lease. The terms lender,” “re-enter,” “entry” or “reentry” as used in this Lease are not restricted to their technical legal meanings.

        11.04 No failure by LANDLORD or TENANT to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with under this Lease, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

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        11.05 In the event of any breach or threatened breach by TENANT of any of the agreements, terms, covenants or conditions contained in this Lease, LANDLORD shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

        11.06 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by LANDLORD of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE XII
ACCESS BY LANDLORD

        12.01 Access. The LANDLORD or LANDLORD’S agent shall have the right to enter the Leased Premises at all reasonable times with reasonable prior notice to TENANT and an opportunity of TENANT to be present to examine the same and to show them to prospective purchasers and/or tenants. In addition, LANDLORD or LANDLORD’s agent shall have the right to enter the Leased Premises upon the TENANT’S failure to comply with its covenants to repair, after giving the TENANT thirty (30) days notice thereof to make such repairs, alterations, improvements or other additions to the Leased Premises that may be required thereof without the same constituting the eviction of the TENANT in whole or in part. Notwithstanding anything herein to the contrary, and so long as the use set forth in Section 3.01 remains the same, in all circumstances a representative of the TENANT shall be present during LANDLORD’S entry hereunder. TENANT covenants that it shall provide such representative without unreasonable delay.

ARTICLE XIII
QUIET ENJOYMENT

        13.01 Quiet Enjoyment. Upon payment by the TENANT of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on the TENANT’S part, the TENANT shall peaceably and quietly hold and enjoy the Leased Premises for the term herein stated without hindrance or interruption by the LANDLORD or any other person or persons lawfully or equitably claiming by, through or under the LANDLORD, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE XIV
SURRENDER

        14.01 Surrender. The TENANT shall vacate the Leased Premises in the good order and repair in which the Property now is, ordinary wear and tear and reasonable use and damage by the elements excepted, and shall remove all of its personal property therefrom so that the LANDLORD can repossess the Leased Premises not later than noon on the day upon which the Lease or any extensions thereof ends, whether upon notice or by hold over or otherwise. The LANDLORD shall have the same rights to enforce this covenant by an ejectment and for damages or otherwise as for the breach of any other condition or covenant of this Lease. The TENANT may at any time prior to or upon the termination of this Lease or any renewal or extension thereof remove from the Leased Premises all materials, equipment and property of every other sort or nature installed by the TENANT thereon, provided that such property is removed without substantial or material injury to the Leased Premises and further provided that TENANT make all repairs necessitated by such removal. Any such property not removed shall become the property of the LANDLORD. There shall be no renewal of this Lease by operation of law.

        14.02 Holdover. In the event TENANT continues to occupy the Leased Premises after the last day of the term hereby created, or after the last day of any extension of said term, unless otherwise agreed in writing by LANDLORD, TENANT shall be a Tenant at Will at a monthly rate based upon the current annual Base Rent multiplied by a factor of 1.5 and there shall be no renewal of this Lease by operation of law.

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ARTICLE XV
SUBORDINATION

        15.01 Subordination. This Lease shall be subject and subordinate at all times to any existing or future Mortgage, secured by the Leased Premises. Although no instrument or act on the part of the TENANT shall be necessary to effectuate such subordination, the TENANT will, nevertheless, execute and deliver such further instruments requested by the Mortgagee or LANDLORD. LANDLORD will request and use its best efforts to obtain from Mortgagee a non-disturbance agreement. LANDLORD agrees that upon the sale of the Leased Premises, LANDLORD’s successor-in-title shall be obligated to honor the terms of this Lease.

        15.02 Estoppel Certificates: TENANT shall, without charge therefore, at any time and from time to time, within ten (10) days after request by LANDLORD, execute, acknowledge and deliver to LANDLORD a written estoppel certificate certifying to LANDLORD, any mortgagee, assignee of a mortgagee, or any purchaser of the Property, Building, or Leased Premises, or any other person designated by LANDLORD, as of the date of such estoppel certificate: (a) that TENANT is in possession of the Leased Premises; (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of LANDLORD, or any duty or obligation of TENANT against the enforcement of any right or remedy of LANDLORD, or any duty or obligation of TENANT hereunder (and, if so, specifying the same in detail); (d) the amount of the Base Rent and the dates through which Base Rent and Additional Rent have been paid; (e) that TENANT has no knowledge of any then uncured Defaults on the part of LANDLORD under this Lease (or if TENANT has knowledge of any such uncured Defaults, specifying the same in detail): (f) that TENANT has no knowledge of any even having occurred that authorizes the termination of this Lease by TENANT (or if TENANT has such knowledge, specifying the same in detail); (g) the amount of any Security Deposit held by LANDLORD; and (h) such reasonable other information requested by LANDLORD, such mortgagee, assignee of such mortgagee, such purchaser or such other person. Failure to deliver the certificate within the ten (10) days after request by LANDLORD shall be conclusive upon TENANT for the benefit of LANDLORD and any successor to LANDLORD that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If TENANT fails to deliver the certificate within the ten (10) days after requested by LANDLORD, then by such failure TENANT shall irrevocably constitute and appoint LANDLORD as its attorney-in-fact to execute and deliver the certificate to any third party.

ARTICLE XVI
NOTICES

        16.01 Notices. All notices and all documents to be given or delivered hereunder shall be in writing and shall be effective when delivered or on the third (3rd) business day following the date upon which such notice is deposited to the United States Postal Service (or successor thereto) postage prepaid, registered or certified mail, return receipt requested, and addressed to the below stated address or such other address as shall be designated from time to time by that respective party:

LANDLORD:	MB Partners, LLC
c/o Mark S. Simpson, Esq.
Jones, Patterson, Simpson & Newton
18 Pope Avenue
Hilton Head Island, SC 29928

TENANT:		WITH COPY TO:	Walter J. Nester, III McNair
	Atlantic Community Bank		Law Firm
	1 Sheridan Drive, Suite J		P. O. Drawer 3
	Bluffton, SC 29910		Hilton Head Is., SC 29938

ARTICLE XVII
MISCELLANEOUS PROVISIONS

        17.01 South Carolina Law. This Lease shall be governed by, construed, and enforced in accordance with the laws of the State of South Carolina.

        17.02 Successors and Assigns. The covenants, terms, conditions, provisions, and understandings in this Lease or in any renewal thereof, shall extend to and be binding upon the successors and assigns, heirs and executors, of the respective parties hereto, as if they were in every case named and expressed and shall be construed as covenants running with the land; and wherever reference is made to either of the parties

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hereto, it shall be held to include and apply to all the successors and assigns of such parties, as if each and every case so expressed.

        17.03 Modification. The parties agree to execute and deliver any instruments in writing necessary to carry out any agreement, term, conditions, or assurance in this Lease whenever occasion shall arise and request for such instrument shall be made, including a “short form lease” for recording purposes.

        17.04 Entire Agreement. This Lease, together with all exhibits, contains the entire agreement and understanding between the parties. There are no oral understandings, terms or conditions, and neither party has relied upon any representation, express or implied, not contained in this Lease or the simultaneous writings heretofore referred to. All prior understandings, terms, or conditions are deemed to be merged in this Lease. No subsequent alteration, amendment or condition to this Lease shall be binding upon the LANDLORD or the TENANT unless reduced to writing and signed by each party.

        17.05 Severability. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of the Lease shall continue in full force and effect.

        17.06 Time is of the essence of this Lease.

        17.07 Landlord's Liability. The LANDLORD shall not be liable for injury or damage to person or property occurring within the Leased Premises.

        17.08 Payment on Account. No payment by TENANT or receipt by LANDLORD of a lesser amount than the rental and other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent and other charges nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to LANDLORD’S right to recover the balance of such rent and other charges or pursue any other remedy provided for in this Lease or available at law or in equity.

        17.09 Security Deposit. TENANT, concurrently with the execution of this LEASE, has deposited with LANDLORD the sum of TWO THOUSAND AND 00/100 DOLLARS ($2,000.00) (the “Security Deposit”) as security for the full and faithful performance of every provision of this LEASE to be performed by TENANT. If TENANT defaults with respect to any provision of this LEASE, including but not limited to the provisions relating to the payment of all or any portion of the Rent set forth in Article III above, LANDLORD may use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which LANDLORD may spend or become obligated to spend by reason of TENANT’S default or to compensate LANDLORD for any other loss or damage which LANDLORD may suffer by reason of TENANT’S default. If any portion of the Security Deposit is so used or applied, TENANT shall, within five (5) days after written demand therefor, deposit cash with LANDLORD in an amount sufficient to restore the Security Deposit to its original amount. LANDLORD shall not be required to keep the Security Deposit separate from its general funds and TENANT shall not be entitled to interest on such deposit. If TENANT shall fully and faithfully perform each provision of this LEASE to be performed by it, the Security Deposit or any balance thereof shall be returned to TENANT (or at LANDLORD’S option, to the last assignee of TENANT’S interest hereunder) at the expiration of the Lease term and upon TENANT’S vacation of the Leased Premises.

        17.10 Counterparts. This Lease may be executed in counterparts, which when taken together shall constitute one valid and enforceable agreement.

        17.11 The Executive Center Horizontal Property Regime. The Leased Premises are also part of a commercial condominium known as The Executive Center Horizontal Property Regime (the “Regime”), by virtue of the Master Deed creating same, recorded in Book 346 at Page 49, as amended (the “Master Deed”). TENANT agrees to comply with such Master Deed, and all exhibits thereto.

        17.12 No Partnership. LANDLORD does not in any way or for any purpose become a partner of TENANT in the conduct of its business or use of the Leased Premises; no estate shall pass out of LANDLORD; TENANT has only a leasehold interest, not subject to levy and sale, and not assignable except as provided herein.

        17.13 Titles and Paragraph Headings. The titles and paragraph headings used herein are for purposes of convenience only and are not to be considered substantive in matters of construction.

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        17.14 No Brokers. TENANT warrants that TENANT has had no dealing with any real estate broker or agent regarding this LEASE of the Leased Premises and TENANT agrees to hold LANDLORD harmless from any claims for any other broker’s commissions or finder’s fees or claims from any party claiming by or through TENANT.

        17.15 Parking. TENANT and TENANT’s employees, guests and invitees shall comply with all parking regulations as adopted from time to time by LANDLORD. Specifically, TENANT and TENANT’s employees, guests or invitees shall park in the designated employee areas and shall not park in the area reserved for customers. Upon request of LANDLORD, TENANT shall furnish LANDLORD with automobile license numbers assigned to TENANT’S car or cars of TENANT’S employees within five (5) days after taking possession of the Leased Premises and shall thereafter notify LANDLORD of any changes within five (5) days after such changes occur.

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        IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease effective as of the date and year above written.

WITNESSES:	LANDLORD:
MB Partners, LLC
____________________	By: /s/ Mark S. Simpson
____________________	Mark S. Simpson -Manager

WITNESSES:	TENANT:
Atlantic Community Bank
By: /s/ Robert P. Trask
_______________________________	Robert P. Trask
_______________________________	President and Chief Executive Officer

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Exhibit “A”

Leased Premises

All that certain condominium units known as Unit 108 The Executive Center Horizontal Property Regime shown and described in the Master Deed of The Executive Center Horizontal Property Regime and recorded in the Office of the Register of Deeds for Beaufort County, South Carolina, in Book 346 at Page at Page 49.